Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statements Nos. 33-84904, 33-98132, 33-99134, 33-99140, 33-99150, 33-99154, 333-121098, and 333-138316 on Form S-8 of Kyocera Corporation of our report dated June 28, 2016, relating to our audit of the financial statements and supplemental schedule of the Kyocera Retirement Savings and Stock Bonus Plan which appears in this Annual Report on Form 11-K for the year ended December 31, 2015.

/s/ Squar Milner LLP (formerly Squar, Milner, Peterson, Miranda and Williamson, LLP)

San Diego, California

June 28, 2016